Exhibit 10.6
AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
     This Amendment No. 1 to Employment Agreement (this “Amendment”) is made as of September 23, 2011, by and between RXi Pharmaceuticals Corporation, a Delaware corporation (“Employer”), and Mark W. Schwartz, Ph.D., an individual and resident of the State of California (“Employee”), with reference to the following facts:
     WHEREAS, Employer and Employee previously entered into an Employment Agreement, dated as of April 13, 2011 (the “Employment Agreement”), in connection with Employee’s appointment as Employer’s Executive Vice President and Chief Operating Officer; and
     WHEREAS, Employer and Employee wish to amend the Employment Agreement in certain respects as provided in this Amendment.
     NOW, THEREFORE, in consideration of the foregoing and other consideration, the receipt and sufficiency of which hereby are acknowledged, Employer and Employee hereby agree as follows:
     1. Definitions. Terms not defined in this Amendment shall have the meanings attributed to such terms in the Employment Agreement.
     2. Amendments.
          (a) Section 4 of the Employment Agreement is hereby amended by removing therefrom the first sentence and substituting the following:
     “Employee’s employment shall commence on the Effective Date and shall terminate on September 23, 2013 (the “Term”), unless sooner terminated in accordance with Section 6.”
          (b) Section 5.1 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:
     “5.1 Salary. Effective retroactive to September 7, 2011, Employee shall be entitled to receive an annual base salary during the Term of Three Hundred Fifty Thousand Dollars ($350,000) (hereinafter, the “Base Salary”), payable in accordance with the usual payroll period of Employer, as established from time to time.”
     3. Stock Options. In conjunction with and consideration of Employee’s entering into this Amendment, the Administrator (as defined therein) under Employer’s Amended and Restated 2007 Incentive Plan, as amended (as so amended, the “2007 Plan”), has granted Employee as of September 7, 2011 (the “Grant Date”) an incentive stock option under the Plan to purchase up to 250,000 shares of Employer’s common stock. Such option vested and became exercisable, in full, as of the Grant Date, and is on such other terms set forth in the Incentive Stock Option Agreement, a copy of which is attached as Exhibit A hereto.

     4. No Other Changes to the Employment Agreement. Except as expressly amended by this Amendment, all of the terms of the Employment Agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

RXI PHARMACEUTICALS CORPORATION		EMPLOYEE

By:	/s/ Mark J. Ahn	/s/ Mark W. Schwartz
	Mark J. Ahn, Ph.D., President and Chief	Mark W. Schwartz, Ph.D.
Executive Officer

EXHIBIT A
Form of Incentive Stock Option Agreement